Exhibit 99.4


                                                                January 25, 2008

Advanced BioPhotonics Inc.
125 Wilbur Place, Suite 120
Bohemia, New York 11716

Gentlemen:

This letter will serve as notice of my resignation from the Board of Directors of Advanced BioPhotonics Inc., effective as of 9PM on January 25, 2008.

Sincerely,


/s/ William J. Wagner

William J. Wagner


Sent via fax to ; original sent by mail to Denis O'Connor ,